Exhibit 6.3

JKBX

TERMS OF USE

DATED: November 2023

The JKBX service and network (collectively, the “Service” or “Services”) are operated by Jukebox Technology LLC, a company registered in California, United States located at 10000 Washington Blvd, Suite 7-134, Culver City, CA 90232 and its affiliates (collectively, “JKBX”, “we”, or “us”). Our website, www.jkbx.com, including any subdomain thereof (the “Platform”), was designed to help our users and the public at large view information regarding our Service, and to use information, content, messages, products, services, software and databases available via the Platform.

By accessing the Platform, you (the “User” or “you”) signify that you have read, understand and agree to be bound by these terms of use (“Terms”), regardless of whether you are a registered member of the Service. IF YOU DO NOT AGREE WITH ALL OF THESE TERMS, THEN YOU ARE EXPRESSLY PROHIBITED FROM USING THE SERVICES AND YOU MUST DISCONTINUE USE IMMEDIATELY.

In addition to these Terms, you may enter into other agreements with us or other affiliate or partner entities that will govern your use of the Service or related services offered by us or others. If there is any contradiction between these Terms and another agreement you enter into applicable to specific aspects of the Service, the other agreement shall take precedence in relation to the specific aspects of the Service to which it applies. As used herein, “Users” means anyone who accesses and/or uses the Platform, as well as anyone who owns securities that were initially listed on the Platform.

PLEASE REVIEW THESE TERMS CAREFULLY, SPECIFICALLY THE ARBITRATION PROVISION BELOW. THIS AGREEMENT REQUIRES THE PARTIES TO RESOLVE DISPUTES THROUGH FINAL AND BINDING ARBITRATION ON AN INDIVIDUAL BASIS.

We recommend that you print a copy of these Terms for your records.

Changes to these Terms of Use

We may make changes to these Terms from time to time in our sole discretion. If we do this, we will post the changed Terms on the Platform and will indicate at the top of this page the date the Terms were last revised. You understand and agree that your continued use of the Service or the Platform after we have made any such changes constitutes your acceptance of the new Terms.

ALL USERS: ELIGIBILITY, LICENSE AND REPRESENTATIONS

Eligibility: General

This Platform is intended solely for Users who, if they are a natural person, are eighteen (18) years of age or older, and any registration by, use of or access to the Platform by any natural person under 18 is unauthorized, unlicensed and in violation of these Terms. By using the Service or the Platform, you represent and warrant that, if you are a natural person, you are 18 or older and that you agree to and will abide by these Terms in their entirety. If you violate any of these Terms, or otherwise violate an agreement between you and us, JKBX may delete your profile and any information that you have provided to access the Platform and/or prohibit you from using or accessing the Service or the Platform (or any portion, aspect or feature of the Service or the Platform), at any time in its sole discretion, with or without notice, including without limitation if it believes that you are under eighteen (18) years of age.

Proprietary Rights in Platform Content; Limited License

All content on the Platform, including but not limited to designs, text, graphics, pictures, video, information (including, without limitation, data aggregated and compiled by us regarding total returns and median annual returns of artists, artist markets and specific songs), software, music, videos, sound and other files, and their selection and arrangement (the “Platform Content”), are the proprietary property of JKBX with all rights reserved, except the copyright to certain images or videos appearing on the Platform may belong to third-parties and we are using such images as a fair and permissible use and/or with appropriate license and/or the consent of the copyright holder. No Platform Content may be modified, copied, distributed, framed, reproduced, republished, downloaded, displayed, posted, transmitted, or sold in any form or by any means, in whole or in part, without JKBX’s prior written permission, except as provided in the following sentence. Provided that you are eligible for use of the Platform, you are granted a limited license to access and use the

Platform and to download or print a copy of any portion of the Platform Content solely for your use in connection with your use of the Platform or Service, provided that you keep all copyright or other proprietary notices intact. You may not republish Platform Content on any Internet, Intranet or Extranet Platform or incorporate the information in any other database or compilation, and any other use of the Platform Content is strictly prohibited. Any use of the Platform or the Platform Content other than as specifically authorized herein, without the prior written permission of JKBX, is strictly prohibited and will terminate the license granted herein. Such unauthorized use may also violate applicable laws including without limitation copyright and trademark laws and applicable communications regulations and statutes. Unless explicitly stated herein, nothing in these Terms shall be construed as conferring any license to intellectual property rights, whether by estoppel, implication or otherwise. This license is revocable by us at any time without notice and with or without cause. We reserve all rights not expressly granted to you in and to the Services, Platform Content, and any proprietary marks.

Restrictions on Data Collection/Termination

Without our prior consent, you may not:

•	use any automated means to access this Platform or collect any information from the Platform (including, without limitation, robots, spiders, scripts or other automatic devices or programs);

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frame the Platform, utilize framing techniques to enclose any Content or other proprietary information, place popup windows over this Platform’s pages, or otherwise affect the display of this Platform’s pages; engage in the practices of “screen scraping”, “database scraping” or any other activity with the purpose of obtaining content or other information; or

•	use this Platform in any manner that violates applicable law or that could damage, disable, overburden, or impair this Platform or interfere with any other party’s use and enjoyment of this Platform.

We may terminate, disable or throttle your access to, or use of, this Platform and the Services for any reason, including without limitation, if we believe that you have violated or acted inconsistently with any portion of these Terms.

User Representations

You represent, warrant and agree that no materials of any kind submitted through your membership account on the Platform (“Platform Account”) or otherwise posted or shared by you through the Service will violate or infringe upon the rights of any third party, including copyright, trademark, privacy, publicity or other personal or proprietary rights; or contain libelous, defamatory or otherwise unlawful material. You further agree not to harvest or collect email addresses or other contact information of Users from the Service or the Platform by electronic or other means for any purpose. Additionally, you agree not to use automated scripts to collect information from the Service or the Platform or for any other purpose. You further agree that you may not use the Service or the Platform in any unlawful manner or in any other manner that could damage, disable, overburden or impair the Platform. In addition, you agree not to use the Service or the Platform to:

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upload, post, transmit, share, store or otherwise make available any content that we deem to be harmful, threatening, unlawful, defamatory, infringing, abusive, inflammatory, harassing, vulgar, obscene, fraudulent, invasive of privacy or publicity rights, hateful, or racially, ethnically or otherwise objectionable;

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except where authorized by JKBX, register for more than one Platform Account, register for a Platform Account on behalf of an individual other than yourself, operate a Platform Account on behalf of or for the benefit of any person who is not eligible to register for or operate a Platform Account in their own name, or register for a Platform Account on behalf of any group or entity (other than approved investment accounts opened on behalf of trusts or legal entities for which such person has legal power and authority);

•	impersonate any person or entity, or falsely state or otherwise misrepresent yourself, your age or your affiliation with or authority to act on behalf of any person or entity;

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upload, post, transmit, share or otherwise make available any unsolicited or unauthorized advertising, solicitations, promotional materials, “junk mail”, “spam”, “chain letters”, “pyramid schemes”, or any other form of solicitation;

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upload, post, transmit, share, store or otherwise make publicly available on the Platform any private information of any third party, including, without limitation, addresses, phone numbers, email addresses, Social Security numbers and credit card numbers;

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upload, post, transmit, share, store or otherwise make available content that would constitute, encourage or provide instructions for a criminal offense, violate the rights of any party, or that would otherwise create liability or violate any local, state, national or international laws or regulations;

•	use or attempt to use another’s Platform Account, service or system without authorization from that person and JKBX, or create a false identity on the Service or the Platform;

•	Use any funds derived or obtained from an illegal activity or source to make any investment through the Platform; or

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upload, post, transmit, share, store or otherwise make available content that, in the sole judgment of JKBX, is objectionable or which restricts or inhibits any other person from using or enjoying the Platform, or which may expose JKBX or its Users to any harm or liability of any type.

•	access our Service and Platform from a sanctioned jurisdiction or an unsupported jurisdiction, which is determined by JKBX in its sole discretion.

•	Trick, defraud, or mislead us and other users, especially in any attempt to learn sensitive account information such as user passwords.

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Circumvent, disable, or otherwise interfere with security-related features of the Platform or Services, including features that prevent or restrict the use or copying of any Content or enforce limitations on the use of the Platform or Services and/or the Content contained therein.

•	Disparage, tarnish, or otherwise harm, in our opinion, us and/or the Services.

•	Use any information obtained from the Platform or Services in order to harass, abuse, or harm another person.

•	Make improper use of our support services or submit false reports of abuse or misconduct.

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Upload or transmit (or attempt to upload or to transmit) viruses, Trojan horses, or other material, including excessive use of capital letters and spamming (continuous posting of repetitive text), that interferes with any party’s uninterrupted use and enjoyment of the Platform or Services or modifies, impairs, disrupts, alters, or interferes with the use, features, functions, operation, or maintenance of the Platform or Services or intimidate or harass another User;

•	Delete the copyright or other proprietary rights notice from any Content.

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Upload or transmit (or attempt to upload or to transmit) any material that acts as a passive or active information collection or transmission mechanism, including without limitation, clear graphics interchange formats (“gifs”), 1×1 pixels, web bugs, cookies, or other similar devices (sometimes referred to as “spyware” or “passive collection mechanisms” or “pcms”).

•	Interfere with, disrupt, or create an undue burden on the Platform or Services or the networks or services connected to the Platform and Services.

•	Harass, annoy, intimidate, or threaten any of our employees or agents engaged in providing any portion of the Services to you.

•	Attempt to bypass any measures of the Platform or Services designed to prevent or restrict access to the Platform or Services, or any portion of the Services.

•	Copy or adapt the Platform or Services’ software, including but not limited to Flash, PHP, HTML, JavaScript, or other code.

•	Except as permitted by applicable law, decipher, decompile, disassemble, or reverse engineer any of the software comprising or in any way making up a part of the Platform and Services.

ALL USERS: CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES

Because JKBX operates on the Internet, it is necessary for you to consent to transact business with us online and electronically. As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, either via our Platform or to the email address (or other electronic means of communication) you provide to us. By agreeing to the Terms, you explicitly agree to receive electronically all documents, communications, notices, contracts, and agreements (including any IRS Forms, including Form 1099) arising from or relating to your use of the Platform and Service, including any securities you have purchased (each, a “Disclosure”), whether we are acting in the capacity as service provider or otherwise. The decision to do business with us electronically is yours. This document informs you of your rights concerning Disclosures.

Electronic Communications. Any Disclosures will be provided to you electronically through JKBX.com either on our Platform or via electronic mail to the verified email address you provided or through other electronic means of communication based on information provided by you. If you require paper copies of such Disclosures, you may write to us at the mailing address provided below and a paper copy will be sent to you at a cost of up to $5.00. A request for a paper copy of any Disclosure will not be considered a withdrawal of your consent to receive Disclosures electronically. Any IRS 1099 Forms provided electronically will remain accessible through at least October 15 of the year in which such IRS Form 1099 is made available; after that time the IRS Form 1099 may no longer be accessible electronically. We may discontinue electronic provision of Disclosures at any time in our sole discretion.

Scope of Consent. Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate, whether between you and JKBX or between you and another party with whom you transact through the Platform. Your consent will remain in effect for so long as you are a User and, if you are no longer a User, will continue until such a time as all Disclosures relevant to transactions that occurred while you were a User have been made.

Consenting to Do Business Electronically. Before you decide to do business electronically with JKBX, you should consider whether you have the required hardware and software capabilities described below.

Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; supported Web browsing software (Chrome version 32.0 or higher, Firefox version 26.0 or higher, Internet Explorer version 8.0 or higher, or Safari version 7.0 or higher); and hardware capable of running this software.

Telephone Consumer Protection Act (TCPA) Overview Consent: You expressly consent to receiving calls and messages, including auto-dialed and pre-recorded message calls, and SMS messages or push notifications (including text messages) from us, our affiliates, agents and others calling at their request or on their behalf, at any telephone numbers that you have provided or may provide in the future (including any cellular telephone numbers). Your cellular or mobile telephone provider will charge you according to the type of plan you carry.

Consent to Digital Call Recording. JKBX uses technology that records telephone calls for quality assurance, customer service, training and data analysis purposes only. By agreeing to our Terms, you hereby consent to our recording of telephone voice messages or conversations between you and JKBX representatives and you hereby agree that our employees, agents and authorized representatives may listen to a call that has been recorded on our behalf for the purposes set forth above.

To unsubscribe from text messages at any time reply STOP, STOPALL, UNSUBSCRIBE, CANCEL, END or QUIT to any text message you receive from JKBX. You consent that following such a request to unsubscribe, you may receive one final text message from JKBX confirming your request. Note that unsubscribing from promotional and/or account-related texts will not prevent JKBX from sending you text messages for security and authentication purposes.

Additional Mobile Technology Requirements. If you are accessing our Platform and the Disclosures electronically via a mobile device (such as a smart phone, tablet, and the like), in addition to the above requirements you must make sure that you have software on your mobile device that allows you to print and save the Disclosures presented to you during the application process. These applications can be found for most mobile devices in the device’s respective “app store”. If you do not have these capabilities on your mobile device, please access our Platform through a device that provides these capabilities.

Withdrawing Consent. You may not withdraw consent to doing business with us electronically for as long as you have outstanding any investments made through the Platform. If you have no outstanding investments made through the Platform and wish to withdraw consent to doing business electronically, we will terminate your registered Platform Account with us. This does not apply to any marketing or promotional materials.

How to Contact Us regarding Electronic Disclosures. You can contact us here. You may also reach us in writing to us at the following address: JKBX, 10000 Washington Blvd, Suite 7-134, Culver City, CA 90232, Attention: Investor Relations.

If you are an individual User, you will keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your email address changes, you must notify us of the change here. You also agree to update your registered residence address and telephone number on the Platform if they change.

You may print a copy of these Terms for your records and you agree and acknowledge that you can access, receive and retain all Disclosures electronically sent via email or posted on the Platform.

SECURITIES MATTERS

Notwithstanding anything to the contrary in these Terms, in no event shall anything in these Terms be deemed to be a waiver, and we will not assert there has been a waiver, that would not be permissible under Section 14 of the Securities Act of 1933, Section 29(a) of the Securities Exchange Act of 1934, or any other applicable provision of federal and state securities laws.

The securities presented on or through the Platform are offered and sold by JKBX affiliates and associated persons pursuant to Regulation A under the Securities Act of 1933. Securities offered and sold in Regulation A offerings are not registered with the U.S. Securities and Exchange Commission (the “SEC”) but remain subject to various provisions of State securities, or so-called “blue sky,” laws. Neither the SEC nor any state securities commission or other regulatory authority has approved, passed upon or endorsed the merits of any offering or trading on this Platform.

Investment overviews and asset descriptions on the Platform may contain summaries of the principal features or terms of investment opportunities available through the Platform, information about JKBX and its track record, the price performance of the music asset and royalties business, the price performance of specific music assets and information about securities offerings. Such overviews are intended for informational purposes only and do not purport to be complete, and each is qualified in its entirety by reference to the more detailed discussions contained in the Offering Circular filed with the SEC. By signing up for a Platform Account and providing JKBX with your contact information, you are expressly indicating your interest in receiving such information and shall be deemed to be affirmatively requesting that JKBX provide you with information contained in the offering materials relating to the specific JKBX affiliated issuer and its track record, the price performance of the music assets and royalties business, the price performance of specific music assets and information about securities offerings. YOU MUST CAREFULLY REVIEW THE RELEVANT OFFERING CIRCULAR AND OR OTHER OFFERING MATERIALS BEFORE DECIDING TO INVEST. The information contained on the Platform has been prepared by JKBX or an Issuer or an affiliate without reference to any particular User’s investment requirements or financial situation, and potential investors are encouraged to consult with professional tax, legal and financial advisors before making any investment.

JKBX is not registered or required to be registered, licensed, or supervised as a broker dealer by the SEC, the Financial Industry Regulatory Authority (FINRA), or any other financial regulatory authority or licensed to provide any financial advice or services.

NO INVESTMENT ADVICE

You acknowledge that JKBX does not provide investment advice or a recommendation of securities or investments, and is not registered or required to be registered as an investment adviser with the SEC. You should always obtain independent investment and tax advice from your professional advisers before making any investment decisions.

INDIVIDUAL USERS

Registration Data; Account Security

In consideration of your use of the Platform, you agree to: (a) provide accurate, current and complete information about you as may be prompted by any registration or subscription forms on the Platform or otherwise requested by JKBX (“Individual Registration Data”); (b) maintain the security of your password and identification; (c) maintain and promptly update the Individual Registration Data, and any other information you provide to JKBX, to keep it accurate, current and complete; (d) promptly notify JKBX regarding any material changes to information or circumstances that could affect your eligibility to continue to use the Platform or Service or the terms on which you use the Platform or Service; and (e) be fully responsible for all use of your Platform Account and for any actions that take place using your Platform Account.

KNOW YOUR CUSTOMER

You acknowledge that JKBX or the services providers it engages will perform Know Your Customer (“KYC”) procedures on all subscribers, as required by internal policies. These KYC procedures will seek to confirm the identity of the subscriber and will check whether a subscriber’s name and identity matches the identity of anyone listed on a terrorist or criminal database or watch list or is associated with any foreign government. With respect to KYC procedures (including, but not limited to data which we obtain from third parties regarding OFAC, FINCEN, PATRIOT Act, criminal history, bankruptcy, etc.), the data and information contained in our investigations is obtained from numerous regulatory, private and public sources and is thought to be reliable.

You agree that this is a general requirement and in compliance with regulatory rules and guidance, and in no way creates or is deemed to be any form of recommendation or advice by JKBX. We reserve the right to deny any individual the right to access investment products that are otherwise available on our Platform for any reason, including, without explanation, without limitation, as a result of information obtained in connection with background checks and whether or not such information is accurate, truthful or complete. The parties agree that such decline(s), if any, shall not constitute an opinion, recommendation or investment, legal or tax advice by JKBX.

PAYMENT PROCESSING

JKBX does not process payments directly, but instead utilizes third-party partners to process payment transactions on behalf of Users through a regulated financial institution, as applicable. When a User chooses to use the Service to make an investment in a JKBX affiliate issuer, the User hereby consents to any appropriately licensed third-party agent appointed by JKBX facilitating and/or processing payments made or received through the Service, including, without limitation, the consent to access, charge or debit a payor’s bank account or other payment mechanism (but only upon receipt of instructions to do so from User and only for the purposes and within the limits of such instructions); (b) Each User acknowledges and agrees that a payment transaction made through the Service is a transaction between Users and a JKBX affiliate, and not with JKBX. JKBX is not a party to any payment transaction related to any such investment and JKBX is not a buyer or seller in connection with any such investment transaction; (c) Users may only use the Service to process a payment transaction for investment in a JKBX affiliate offering through a legitimate, bona fide sale of such product or service. Users may not use the Service to purchase any illegal goods or services or for any other underlying illegal transaction; and (d) Unless held in escrow in accordance with the terms governing an investment by the User, as agreed between the User and JKBX at the time of investment, all payment transactions processed through the Service are non-refundable to a User by JKBX and are non-reversible by a User through the Service. Users may have additional refund or charge-back rights under the agreement a User has with the issuer of the User’s payment instrument (i.e. its credit or debit card agreement or bank) or applicable state and federal laws. User should review its periodic statement received from the issuer of its payment instrument, which will reflect all purchase transactions through the Service.

CUSTODY AND TRANSFER AGENT SERVICES

JKBX does not act as a custodian or transfer agent. For the holding of securities offered and sold through our Platform by JKBX affiliated issuers and their associated persons, we enlist the services of an authorized custodian. In order to purchase securities in any Regulation A offering conducted by JKBX affiliated issuers and their associated persons, you will be required to enter into custodial agreements with this authorized custodian. By using our Platform and purchasing any securities available on the Platform, you acknowledge and agree to be bound by the terms and conditions of the third-party custodial services agreement. Your agreement with any such provider is separate from your agreement with us, and you must accept and comply with their services to complete your transactions. This includes, without limitation, the authorization to hold, transfer, or facilitate transactions of cash or securities, pursuant to the User’s directive and strictly within the ambit of such directive. Separately, JKBX affiliated issuers will engage the services of an SEC-registered transfer agent for the provision of transfer agent services related to any securities sold by them and their associated persons through the Platform.

OTHER APPLICABLE FEES

JKBX and applicable offerings may carry fees related to management of assets. These will be detailed in the offering documentation,

INTELLECTUAL PROPERTY MATTERS

Trademarks

JKBX and other Company graphics, logos, designs, page headers, button icons, scripts and service names, including “Investments That Perform” and the “synth bar logo” are registered trademarks, trademarks or trade dress of JKBX in the U.S. and/or other countries. JKBX trademarks and trade dress may not be used, including as part of trademarks and/or as part of domain names, in connection with any product or service in any manner that is likely to cause confusion and may not be copied, imitated, or used, in whole or in part, without the prior written permission of JKBX.

Copyright Complaints

If you believe that any material on the Platform infringes upon any copyright which you own or control, you may send a written notification of such infringement to our Designated Agent as set forth below:

Name of Agent Designated to Receive Notification of Claimed Infringement: Attention: General Counsel

Full Address of Designated Agent to Which Notification should be Sent: 10000 Washington Blvd, Suite 7-134, Culver City, CA 90232.

Telephone Number of Designated Agent: (213) 290-4817

E-Mail Address of Designated Agent: Legal@JKBX.com

To meet the notice requirements under the Digital Millennium Copyright Act (“DMCA”), the notification must be a written communication that includes the following:

•	A physical or electronic signature of a person authorized to act on behalf of the owner of an exclusive right that is allegedly infringed;

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Identification of the copyrighted work claimed to have been infringed, or, if multiple copyrighted works at a single online Platform are covered by a single notification, a representative list of such works at that Platform;

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Identification of the material that is claimed to be infringing or to be the subject of infringing activity and that is to be removed or access to which is to be disabled, and information reasonably sufficient to permit us to locate the material;

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Information reasonably sufficient to permit us to contact the complaining party, such as an address, telephone number and, if available, an electronic mail address at which the complaining party may be contacted;

•	A statement that the complaining party has a good-faith belief that use of the material in the manner complained of is not authorized by the copyright owner, its agent or the law; and

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A statement that the information in the notification is accurate, and under penalty of perjury, that the complaining party is authorized to act on behalf of the owner of an exclusive right that is allegedly infringed.

Repeat Infringer Policy

In accordance with the Digital Millennium Copyright Act (DMCA) and other applicable law, JKBX has adopted a policy of terminating, in appropriate circumstances and at JKBX’s sole discretion, the memberships of members who are deemed to be repeat infringers. JKBX may also at its sole discretion limit access to the Platform and/or terminate the memberships of any Users who infringe any intellectual property rights of others, whether or not there is any repeat infringement.

Submissions

You acknowledge and agree that any questions, comments, suggestions, ideas, feedback or other information about the Platform or the Service (“Submissions”), provided by you to JKBX are non-confidential and shall become the sole property of JKBX. JKBX shall own exclusive rights, including all intellectual property rights, and shall be entitled to the unrestricted use and dissemination of these Submissions for any purpose, commercial or otherwise, without acknowledgment or compensation to you.

International Users

There will be limitations and restrictions applicable to certain international investors and those limitations and restrictions are expected to change over time. If you reside outside the United States, you are encouraged to contact us here for more information about the Service and Platform. Please note that there may be additional fees charged to non-U.S. residents for certain account types and transactions, these fees will be listed within the user interface of the Platform.

Electronic Fund Transfer Disclosure Statement

The following disclosures are made in accordance with the federal law regarding electronic payments, deposits, transfers of funds and other electronic transfers to and from your account(s). There may be limitations on account activity that restrict your ability to make electronic fund transfers. Any such limits are disclosed in the appropriate agreements governing your account.

“Electronic Fund Transfer” means any transfer of funds, other than a transaction originated by check, draft or similar paper instrument, that is initiated through an electronic device or computer to instruct us to debit or credit an account. Electronic Fund Transfers include such electronic transactions as direct deposits or withdrawals of funds, transfers initiated via telephone, web platform or mobile application.

Your Liability: Authorized Transfers. You are liable for an Electronic Fund Transfer that you authorize, whether directly or indirectly.

Your Liability: Unauthorized Transfers. Contact us immediately if you believe your account or access information is lost or stolen or has been or may be subject to unauthorized Electronic Fund Transfers. By contacting us immediately, you will keep your possible liability to a minimum. You could lose all the money in your account(s) as a result of unauthorized transfers.

MISCELLANEOUS TERMS

Links to Other Web Platforms and Content

The Platform contains (or you may be sent through the Platform or the Services) links to other websites (“Third-Party Websites”) as well as articles, photographs, text, graphics, pictures, designs, music, sound, video, information, applications, software, and other content or items belonging to or originating from third parties (“Third-Party Content”). Such Third-Party Websites and Third-Party Content are not investigated, monitored, or checked for accuracy, appropriateness, or completeness by us, and we are not responsible for any Third-Party Websites accessed through the Platform or Services or any Third-Party Content posted on, available through, or installed from the Platform or Services, including the content, accuracy, offensiveness, opinions, reliability, privacy practices, or other policies of or contained in the Third-Party Websites or the Third-Party Content. Inclusion of, linking to, or permitting the use or installation of any Third-Party Websites or any Third-Party Content does not imply approval or endorsement thereof by us. If you decide to leave the Platform or Service and access the Third-Party Websites or to use or install any Third-Party Content, you do so at your own risk, and you should be aware these Terms no longer govern. You should review the applicable terms and policies, including privacy and data gathering practices, of any website to which you navigate from the Platform or Services or relating to any applications you use or install from the Platform or Services. Any purchases you make through Third-Party Websites will be through other websites and from other companies, and we take no responsibility whatsoever in relation to such purchases which are exclusively between you and the applicable third party. You agree and acknowledge that we do not endorse the products or services offered on Third-Party Websites and you shall hold us blameless from any harm caused by your purchase of such products or services. Additionally, you shall hold us blameless from any losses sustained by you or harm caused to you relating to or resulting in any way from any Third-Party Content or any contact with Third-Party Websites.

Privacy

Please review JKBX’s Privacy Policy. By using the Platform or the Service, you are consenting to have your personal data transferred to and processed in the United States.

Platform Contests

On occasion, JKBX may use the Platform to conduct promotions such as contests, giveaways, sweepstakes, etc. In such case, please review the Official Rules provided with each promotion, if available. By using the Platform or the Service, and participating in the promotion, you are consenting to the given contest terms and conditions.

Term and Termination

These Terms shall remain in full force and effect while you use the Platform or Services. WITHOUT LIMITING ANY OTHER PROVISION OF THESE TERMS, WE RESERVE THE RIGHT TO, IN OUR SOLE DISCRETION AND WITHOUT NOTICE OR LIABILITY, DENY ACCESS TO AND USE OF THE PLATFORM AND / OR SERVICES (INCLUDING BLOCKING CERTAIN IP ADDRESSES), TO ANY PERSON FOR ANY REASON OR FOR NO REASON, INCLUDING WITHOUT LIMITATION FOR BREACH OF ANY REPRESENTATION, WARRANTY, OR COVENANT CONTAINED IN THESE TERMS OR OF ANY APPLICABLE LAW OR REGULATION. WE MAY TERMINATE YOUR USE OR PARTICIPATION IN THE SERVICES OR DELETE ANY CONTENT OR INFORMATION THAT YOU POSTED AT ANY TIME, WITHOUT WARNING, IN OUR SOLE DISCRETION.

If we terminate or suspend your account for any reason, you are prohibited from registering and creating a new account under your name, a fake or borrowed name, or the name of any third party, even if you may be acting on behalf of the third party. In addition to terminating or suspending your account, we reserve the right to take appropriate legal action, including without limitation pursuing civil, criminal, and injunctive redress.

Modifications and Interruptions

We reserve the right to change, modify, or remove the contents of the Platform and Services at any time or for any reason at our sole discretion without notice. However, we have no obligation to update any information on our Platform or Services. We will not be liable to you or any third party for any modification, price change, suspension, or discontinuance of the Platform or Services.

We cannot guarantee the Platform or the Services will be available at all times. We may experience hardware, software, or other problems or need to perform maintenance related to the Platform and Services, resulting in interruptions, delays, or errors. We reserve the right to change, revise, update, suspend, discontinue, or otherwise modify the Platform and Services at any time or for any reason without notice to you. You agree that we have no liability whatsoever for any loss, damage, or inconvenience caused by your inability to access or use the Platform and Services during any downtime or discontinuance of the Platform and Services. Nothing in these Terms will be construed to obligate us to maintain and support the Platform or the Services or to supply any corrections, updates, or releases in connection therewith.

Governing Law

These Terms and your use of the Platform and Services are governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be entirely performed within the State of California, without regard to its conflict of law principles.

Dispute Resolution and Binding Arbitration

If the Parties are unable to resolve a Dispute through informal negotiations, the Dispute (except those Disputes expressly excluded below) will be finally and exclusively resolved by binding arbitration. YOU UNDERSTAND THAT WITHOUT THIS PROVISION, YOU WOULD HAVE THE RIGHT TO SUE IN COURT AND HAVE A JURY TRIAL. The arbitration shall be commenced and conducted under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and, where appropriate, the AAA’s

Supplementary Procedures for Consumer Related Disputes (“AAA Consumer Rules”), both of which are available at the American Arbitration Association (AAA) website. Your arbitration fees and your share of arbitrator compensation shall be governed by the AAA Consumer Rules and, where appropriate, limited by the AAA Consumer Rules. The arbitration may be conducted in person, through the submission of documents, by phone, or online. The arbitrator will make a decision in writing, but need not provide a statement of reasons unless requested by either Party. The arbitrator must follow applicable law, and any award may be challenged if the arbitrator fails to do so. Except where otherwise required by the applicable AAA rules or applicable law, the arbitration will take place in California, United States. Except as otherwise provided herein, the Parties may litigate in court to compel arbitration, stay proceedings pending arbitration, or to confirm, modify, vacate, or enter judgment on the award entered by the arbitrator.

If for any reason, a Dispute proceeds in court rather than arbitration, the Dispute shall be commenced or prosecuted in the state and federal courts located in California, United States and the Parties hereby consent to, and waive all defenses of lack of personal jurisdiction, and forum non conveniens with respect to venue and jurisdiction in such state and federal courts. Application of the United Nations Convention on Contracts for the International Sale of Goods and the Uniform Computer Information Transaction Act (UCITA) are excluded from these Terms.

If this provision is found to be illegal or unenforceable, then neither Party will elect to arbitrate any Dispute falling within that portion of this provision found to be illegal or unenforceable and such Dispute shall be decided by a court of competent jurisdiction within the courts listed for jurisdiction above, and the Parties agree to submit to the personal jurisdiction of that court.

Restrictions

The Parties agree that any arbitration shall be limited to the Dispute between the Parties individually. To the full extent permitted by law, (a) no arbitration shall be joined with any other proceeding; (b) there is no right or authority for any Dispute to be arbitrated on a class-action basis or to utilize class action procedures; and (c) there is no right or authority for any Dispute to be brought in a purported representative capacity on behalf of the general public or any other persons.

Exceptions to Arbitration

The Parties agree that the following Disputes are not subject to the above provisions concerning binding arbitration: (a) any Disputes seeking to enforce or protect, or concerning the validity of, any of the intellectual property rights of a Party; (b) any Dispute related to, or arising from, allegations of theft, piracy, invasion of privacy, or unauthorized use; and (c) any claim for injunctive relief. If this provision is found to be illegal or unenforceable, then neither Party will elect to arbitrate any Dispute falling within that portion of this provision found to be illegal or unenforceable and such Dispute shall be decided by a court of competent jurisdiction within the courts listed for jurisdiction above, and the Parties agree to submit to the personal jurisdiction of that court.

Corrections

There may be information on the Platform or Services that contains typographical errors, inaccuracies, or omissions, including descriptions, pricing, availability, and various other information. We reserve the right to correct any errors, inaccuracies, or omissions and to change or update the information on the Platform and Services at any time, without prior notice.

Disclaimer

THE PLATFORM AND SERVICES ARE PROVIDED ON AN AS-IS AND AS-AVAILABLE BASIS. YOU AGREE THAT YOUR USE OF THE PLATFORM AND SERVICES WILL BE AT YOUR SOLE RISK. TO THE FULLEST EXTENT PERMITTED BY LAW, WE DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THE PLATFORM AND SERVICES AND YOUR USE THEREOF, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. WE MAKE NO WARRANTIES OR REPRESENTATIONS ABOUT THE ACCURACY OR COMPLETENESS OF THE PLATFORM AND SERVICES’ CONTENT OR THE CONTENT OF ANY WEBSITES OR MOBILE APPLICATIONS LINKED TO THE PLATFORM AND SERVICES AND WE WILL ASSUME NO LIABILITY OR RESPONSIBILITY FOR ANY (1) ERRORS, MISTAKES, OR INACCURACIES OF CONTENT AND MATERIALS, (2) PERSONAL INJURY OR PROPERTY DAMAGE, OF ANY NATURE WHATSOEVER, RESULTING FROM YOUR ACCESS TO AND USE OF THE PLATFORM AND SERVICES, (3) ANY UNAUTHORIZED ACCESS TO OR USE OF OUR SECURE SERVERS AND/OR ANY

AND ALL PERSONAL INFORMATION AND/OR FINANCIAL INFORMATION STORED THEREIN, (4) ANY INTERRUPTION OR CESSATION OF TRANSMISSION TO OR FROM THE PLATFORM AND SERVICES, (5) ANY BUGS, VIRUSES, TROJAN HORSES, OR THE LIKE WHICH MAY BE TRANSMITTED TO OR THROUGH THE PLATFORM OR SERVICES BY ANY THIRD PARTY, AND/OR (6) ANY ERRORS OR OMISSIONS IN ANY CONTENT AND MATERIALS OR FOR ANY LOSS OR DAMAGE OF ANY KIND INCURRED AS A RESULT OF THE USE OF ANY CONTENT POSTED, TRANSMITTED, OR OTHERWISE MADE AVAILABLE VIA THE PLATFORM OR SERVICES. WE DO NOT WARRANT, ENDORSE, GUARANTEE, OR ASSUME RESPONSIBILITY FOR ANY PRODUCT OR SERVICE ADVERTISED OR OFFERED BY A THIRD PARTY THROUGH THE PLATFORM OR SERVICES, ANY HYPERLINKED WEBSITE, OR ANY WEBSITE OR MOBILE APPLICATION FEATURED IN ANY BANNER OR OTHER ADVERTISING, AND WE WILL NOT BE A PARTY TO OR IN ANY WAY BE RESPONSIBLE FOR MONITORING ANY TRANSACTION BETWEEN YOU AND ANY THIRD-PARTY PROVIDERS OF PRODUCTS OR SERVICES. AS WITH THE PURCHASE OF A PRODUCT OR SERVICE THROUGH ANY MEDIUM OR IN ANY ENVIRONMENT, YOU SHOULD USE YOUR BEST JUDGMENT AND EXERCISE CAUTION WHERE APPROPRIATE.

Limitations of Liability

IN NO EVENT WILL WE OR OUR DIRECTORS, EMPLOYEES, OR AGENTS BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES, INCLUDING LOST PROFIT, LOST REVENUE, LOSS OF DATA, OR OTHER DAMAGES ARISING FROM YOUR USE OF THE PLATFORM OR SERVICES, EVEN IF WE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, OUR LIABILITY TO YOU FOR ANY CAUSE WHATSOEVER AND REGARDLESS OF THE FORM OF THE ACTION, WILL AT ALL TIMES BE LIMITED TO THE AMOUNT PAID, IF ANY, BY YOU TO US. CERTAIN US STATE LAWS AND INTERNATIONAL LAWS DO NOT ALLOW LIMITATIONS ON IMPLIED WARRANTIES OR THE EXCLUSION OR LIMITATION OF CERTAIN DAMAGES. IF THESE LAWS APPLY TO YOU, SOME OR ALL OF THE ABOVE DISCLAIMERS OR LIMITATIONS MAY NOT APPLY TO YOU, AND YOU MAY HAVE ADDITIONAL RIGHTS.

Indemnification

You agree to defend, indemnify, and hold us harmless, including our subsidiaries, affiliates, and all of our respective officers, agents, partners, and employees, from and against any loss, damage, liability, claim, or demand, including reasonable attorneys’ fees and expenses, made by any third party due to or arising out of: (1) use of the Platform or Services; (2) breach of these Terms; (3) any breach of your representations and warranties set forth in these Terms; (4) your violation of the rights of a third party, including but not limited to intellectual property rights; or (5) any overt harmful act toward any other user of the Platform or Services with whom you connected via the Platform or Services. Notwithstanding the foregoing, we reserve the right, at your expense, to assume the exclusive defense and control of any matter for which you are required to indemnify us, and you agree to cooperate, at your expense, with our defense of such claims. We will use reasonable efforts to notify you of any such claim, action, or proceeding which is subject to this indemnification upon becoming aware of it.

User Data

We will maintain certain data that you transmit to the Platform and Services for the purpose of managing the performance of the Platform and Services, as well as data relating to your use of the Platform and Services. Although we perform regular routine backups of data, you are solely responsible for all data that you transmit or that relates to any activity you have undertaken using the Platform and Services. You agree that we shall have no liability to you for any loss or corruption of any such data, and you hereby waive any right of action against us arising from any such loss or corruption of such data.

California Users and Residents

If any complaint with us is not satisfactorily resolved, you can contact the Complaint Assistance Unit of the Division of Consumer Services of the California Department of Consumer Affairs in writing at 1625 North Market Blvd., Suite N 112, Sacramento, California 95834 or by telephone at (800) 952-5210 or (916) 445-1254.

Miscellaneous

These Terms and any policies or operating rules posted by us on the Platform or Services or in respect to the Platform or the Services constitute the entire agreement and understanding between you and us. Our failure to exercise or enforce any right or provision of these Terms shall not operate as a waiver of such right or provision. These Terms operate to the fullest extent permissible by law. We may assign any or all of our rights and obligations to others at any time. We shall not be responsible or liable for any loss, damage, delay, or failure to act caused by any cause beyond our reasonable control. If any provision or part of a provision of these Terms is determined to be unlawful, void, or unenforceable, that provision or part of the provision is deemed severable from these Terms and does not affect the validity and enforceability of any remaining provisions. There is no joint venture, partnership, employment or agency relationship created between you and us as a result of these Terms or use of the Platform and Services. You agree that these Terms will not be construed against us by virtue of having drafted them. You hereby waive any and all defenses you may have based on the electronic form of these Terms and the lack of signing by the parties hereto to execute these Terms.

No Waiver

The failure of JKBX to exercise or enforce any right or provision of these Terms shall not constitute a waiver of such right or provision in that or any other instance. If any provision of these Terms is held invalid, the remainder of these Terms shall continue in full force and effect. If any provision of these Terms shall be deemed unlawful, void or for any reason unenforceable, then that provision shall be deemed severable from these Terms and shall not affect the validity and enforceability of any remaining provisions.